          As filed with the Securities and Exchange Commission on August 1, 1997
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              QUANTUM CORPORATION
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                       94-2665054
-----------------------                    -----------------------------------
(State of incorporation)                  (I.R.S. Employer Identification No.)

                             500 McCarthy Boulevard
                          Milpitas, California  95035
   (Address, including zip code, of Registrant's principal executive offices)

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                RICHARD L. CLEMMER
                            Chief Financial Officer
                             500 McCarthy Boulevard
                          Milpitas, California  95035
                                 (408) 894-4000
    (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Steve E. Bochner, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300



                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                PROPOSED            PROPOSED
                                                                 MAXIMUM            MAXIMUM
TITLE OF EACH CLASS                    AMOUNT                   OFFERING            AGGREGATE           AMOUNT OF
 OF SECURITIES TO                       TO BE                     PRICE             OFFERING           REGISTRATION
   BE REGISTERED                     REGISTERED(1)             PER SHARE(2)          PRICE                FEE
-------------------------------------------------------------------------------------------------------------------
 Common Stock
   $0.01 par value  . . . . . . .   5,800,000  shares            $27.00           $156,600,000            $47,455
===================================================================================================================

(1) The shares covered by this Registration Statement represent the shares of Common Stock which have become available for issuance under the Registrant's Employee Stock Purchase Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting of Stockholders held on July 22, 1997.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 29, 1997.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E
                     REGISTRATION OF ADDITIONAL SECURITIES


        Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 33-52190) is incorporated by reference into this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Quantum Corporation is sometimes referred to herein as the "Company"):

                (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

                (b)     The Company's current report on Form 8-K filed June 2,
        1997;

                (c) The Company's current report on Form 8-K filed July 24, 1997; and

                (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed August 1, 1983.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Inapplicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Inapplicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Inapplicable.

ITEM 8. EXHIBITS.

        Exhibit
        Number    Document
        -------   --------

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

         23.1     Consent of Ernst & Young LLP, Independent Auditors

         23.2     Consent of Counsel (contained in Exhibit 5.1).

         24.1     Power of Attorney (see page II-3).

ITEM 9. UNDERTAKINGS

        A.      The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30th day of July, 1997.







                                     Quantum Corporation




                                     By:  /s/  RICHARD L. CLEMMER
                                         --------------------------------------
                                         Richard L. Clemmer
                                         Chief Financial Officer

                               POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Michael A. Brown and Richard L. Clemmer his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.




        SIGNATURE                                        TITLE                                        DATE
-------------------------------------       -------------------------------------               ----------------

  /s/ MICHAEL A. BROWN                            Chief Executive Officer                          July 30, 1997
------------------------------------                 (Principal Executive Officer)
Michael A. Brown


  /s/ RICHARD L. CLEMMER                          Chief Financial Officer                         July 30, 1997
------------------------------------                 (Principal Financing and
Richard L. Clemmer                                Accounting Officer)



  /s/ ROBERT J. CASALE                            Director                                        July 30, 1997
------------------------------------
Robert J. Casale


  /s/ EDWARD M. ESBER                             Director                                        July 30, 1997
------------------------------------
Edward M. Esber


  /s/ STEVEN C. WHEELWRIGHT                       Director                                        July 30, 1997
------------------------------------
Steven C. Wheelwright


                                INDEX TO EXHIBITS

    Exhibit
    Number                                          Exhibit
    -------                                         -------
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation . . . .

    23.1       Consent of Ernst & Young LLP, Independent Auditors  . . . . . . . . . . . . . .

    23.2       Consent of Counsel (included in Exhibit 5.1)  . . . . . . . . . . . . . . . . .

    24.1       Power of Attorney (see page II-3) . . . . . . . . . . . . . . . . . . . . . . .



















                                      II-4